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                                                                    Exhibit 4.12


                                   WARRANT FOR

                             SHARES OF COMMON STOCK

                                       OF

                                   HYSEQ, INC.

                                    ISSUED TO

                         DONALD BRUNGARD OR HIS DESIGNEE

                            DATED AS OF JULY 15, 1995
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                                   HYSEQ, INC.


         THIS SECURITY WAS ORIGINALLY ISSUED AS OF JULY 15, 1995 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE TRANSFERRED OR SOLD WITHOUT REGISTRATION UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. THE TRANSFER OF THIS SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED HEREIN.

         HYSEQ, INC., a Nevada corporation, hereby certifies that, for value received DONALD BRUNGARD ("Brungard") is entitled, subject to the terms set forth below, to purchase from the Company at any time before 5:00 p.m., Chicago time, on or before July 15, 2002 (the "Expiration Date"), 71,625 fully paid and nonassessable shares of Common Stock, par value $0.001, at a purchase price per share of $8.00 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "Company" shall include Hyseq, Inc., and any corporation which shall succeed or assume the obligations of the Company hereunder.

                  (b) The term "Common Stock" includes (i) the Company's Common Stock, par value $0.001 per share, as authorized on the date hereof, or
         (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         1. Exercise of Warrant. This Warrant may be exercised in full, but not in part, by the holder hereof by surrender of this Warrant, with the form of election to exercise at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

         2. Delivery of Stock Certificates, etc., on Exercise.

            (a) As soon as practicable after the exercise of this Warrant in full, and in any event within ten (10) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such holder shall be entitled on such exercise, plus, in lieu of any

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fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value of one full share as determined in good faith by the Company's Board of Directors, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to
Section 1 or otherwise.

            (b) The Company agrees that, upon exercise of this Warrant in accordance with the terms hereof (including receipt by the Company of payment of the aggregate Purchase Price), the shares so purchased shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing the shares purchased hereunder shall not then be actually delivered to the holder hereof and the holder of this Warrant shall be deemed for all purposes a shareholder of the Company with respect to such shares as though the certificate for such shares had been issued on the date of such exercise.

            (c) Certificates for shares purchased hereunder shall be delivered to the holder hereof as promptly as practicable after the date on which this Warrant shall have been exercised.

            (d) The Company covenants that at all times prior to the Expiration Date there shall be reserved for issuance and delivery upon exercise of this Warrant, sufficient shares of the Company's authorized but unissued Common Stock issuable upon exercise of this Warrant (or such other securities of the Company as may be issuable upon the exercise hereof) and that all shares which may be issued upon the exercise of this Warrant will be duly authorized and will, upon exercise of the rights represented by this Warrant and payment of the Purchase Price, be fully paid and nonassessable and free and clear from all taxes, liens, security interests, charges and other encumbrances or restrictions on sale, except as provided herein or pursuant to applicable law, and free and clear of all preemptive rights. The Company shall take all steps required to assure the par value of the Common Stock does not exceed the Purchase Price in effect from time to time.

         3. Adjustment for Dividends in Other Stock, Property etc.; Reclassification, etc. In case at any time or from time to time, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

                  (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

                  (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company) , or

                  (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property

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(including cash in the cases referred to in subdivisions (b) and (c) of this
Section 3) which such holder would hold on the date of such exercise if on the date hereof he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4.

         4. Adjustments and Termination of Rights. The Purchase Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment from time to time as follows:

            (a) Merger. If at any time while this Warrant is outstanding and unexpired there shall be a merger or consolidation of the Company with or into another corporation, then, as a part of such merger or consolidation, appropriate provisions shall be made so that the holder hereof shall, in lieu of the securities otherwise receivable on exercise of this Warrant, thereafter be entitled to receive upon exercise of this Warrant, the number of shares of stock or other securities or property (including cash) payable or issuable pursuant to such merger or consolidation, to which a holder of the securities receivable upon the exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case appropriate adjustment (as determined by the Board of Directors of the Company in good faith) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder hereof after such merger or consolidation.

            (b) Reclassification, etc. Except in situations where adjustments are effected pursuant to Section 4(a) above, if the Company at any time while this Warrant is outstanding and unexpired shall, by subdivision, combination, reclassification, conversion of securities or otherwise, change any of the securities receivable upon the exercise of this Warrant into the same or a different number of securities of any other class or classes, this Warrant shall, in lieu of the securities otherwise receivable upon the exercise of this Warrant, thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities receivable upon the exercise of this Warrant immediately prior to such subdivision, combination, reclassification, conversion or other change.

            (c) Split, Subdivision or combination of Shares. If the Company at any time while this Warrant is outstanding and unexpired shall split or subdivide its issued and outstanding shares of securities receivable upon the exercise of this Warrant into a larger number of shares of such securities or combine its issued and outstanding shares of securities receivable upon the exercise of this Warrant into a smaller number of shares of such securities, the Purchase Price shall be adjusted to equal the product of (i) the existing Purchase Price immediately prior to any such split, subdivision or combination, and (ii) a fraction, the numerator of which is the number of outstanding shares of securities receivable upon the exercise of this Warrant immediately prior to any such split, subdivision or combination and the denominator of which is the number of outstanding shares of securities receivable upon the exercise of this Warrant immediately after any such split, subdivision or combination. Upon each adjustment in the

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Purchase Price pursuant to this Section 4 (c) , the number of shares of securities receivable upon the exercise of this Warrant shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares of securities receivable upon the exercise hereof immediately prior to such adjustment in the Purchase Price by a fraction (i) the numerator of which shall be the Purchase Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Purchase Price immediately after such adjustment.

            (d) Issuance of Additional Shares of Common Stock. If the Company at any time while the Warrant remains outstanding and unexpired shall issue or be deemed to have issued any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) above) at a price per share less, or for other consideration lower, than the Purchase Price per share in effect immediately prior to such issuance, or without consideration, then upon such issuance the Purchase Price shall be adjusted to that price determined by subtracting from the Purchase Price then in effect the difference between the Purchase Price per share then in effect and the product obtained by multiplying such Purchase Price by a fraction (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at such Purchase Price, and (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of Additional Shares of Common Stock so issued. The provisions of this subsection shall not apply under any of the circumstances for which an adjustment is provided in subsections 4(a), 4(b), or 4(c).

         As used herein, the term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company (or deemed to have been issued pursuant to Section 4(e) by the Company), excluding (i) 4,500,000 shares representing issued and outstanding shares of Common Stock and shares of Common Stock into which the Series A Preferred Stock may be converted, (ii) shares of Common Stock issued in transactions described in Section 4(a) through 4(c), (as adjusted for stock dividends, stock splits, combinations, reorganizations, reclassification and other similar events) and (iii) shares of Common Stock issuable upon exercise of Stock Options representing up to a maximum of 450,000 shares of Common Stock.

            (e) Computation of Consideration. The following provisions will be applicable to the making of adjustments in the Purchase Price pursuant to
Section 4(d) above:

                (i) In the case of an issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company.

                (ii) In the case of an issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined by the Board of Directors of the Company.

                (iii) In the case of an issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for

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Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, either

                  (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed for purposes of Section 4(d) to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4(e)(i) and 4(e)(ii) if any, received by the Company upon the issuance of such options or rights plus the purchase price provided in such options or rights for the Common Stock covered thereby; or

                  (2) The aggregate maximum number of shares of Common stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed for purposes of Section 4(d) to have been issued at the time securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities or such options or rights, plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of such options or rights (the consideration in each case to be determined in the manner provided in Sections 4(e)(i) and 4(e)(ii)).

            (f) Readjustment. Upon the termination or expiration of any such options or rights, or any rights to convert or exchange any such convertible or exchangeable securities, the Purchase Price shall forthwith be readjusted to such Purchase Price as would have been obtained had the adjustment (which was made upon the issuance of such options, rights or securities) , been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such securities. No adjustment to either the Purchase Price or the number of shares to be received upon exercise of this Warrant shall be made for the actual issuance of Common Stock or convertible or exchangeable securities upon the exercise of any such options or rights or the conversion or exchange of such securities.

            (g) Determination of Fair Market Value of Stock. For the purpose of any computation under this Warrant, the current fair market value per share of stock shall be the average of the current market value of stock, determined for the twenty (20) consecutive trading days prior to the date in question which market value shall be determined as follows: (i) if the stock in question is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or, if not so listed or admitted to unlisted trading privileges, quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), the current market value of each share shall be the last reported sale price per share of stock on such exchange or reported by NASDAQ or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or reported by NASDAQ; (ii) if the stock is not listed on a national securities exchange or quoted on NASDAQ or admitted to unlisted trading privileges on a national securities exchange, the current market value of each share shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

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            (h) Successive Adjustments. The provisions of this Section 4 shall apply to each successive event that would give rise to any adjustment under any such provision.

            (i) Adjustments. No adjustment in the number of shares of securities receivable upon the exercise of this Warrant or in the Purchase Price shall be required unless such adjustment will require an increase or decrease of at least one percent (1%) in the number of shares of securities receivable upon the exercise of this Warrant or in the Purchase Price, respectively; provided, however, that any adjustments which by reason of this Section 4(i) are not required to be made shall be carried forward and taken into account in any subsequent share or price adjustment.

            (j) Revoked Actions. In the event that any occurrence that has resulted in an adjustment pursuant to this Section 4 ceases to exist, is revoked or is determined to the satisfaction of the holder hereof to have no dilutive effect, then thereafter no adjustment shall be required under this Section 4 and any adjustment previously made in respect thereof shall be rescinded and annulled.

         5. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 5 to a bank or trust company having its principal office in Chicago, Illinois, as trustee for the holder or holders of the Warrants.

         6. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in Sections 4 and 5 this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 7.

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         7. No Dilution or Impairment. The Company will not, by amendment of its
Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of this Warrant, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Warrant.

         8. Notice of Adjustments. Whenever the Purchase Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the holder hereof.

         9. Notices of Record Date, etc. In the event of:

                  (a) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                  (d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of the Warrant), or

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                  (e) the Company proposes to take any action described in
         subsections (a), (b), (c) or (d) of Section 4 that would require an adjustment of the Purchase Price pursuant to Section 4,

then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken f or the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and
(iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

         10. Reservation of Stock, etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

         11. Exchange of Warrants. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         12. Replacement of Warrants. On receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security satisfactory in form and amount of the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor. Upon the issuance of any new Warrant hereunder, the Company may require the payment from the holder of such Warrant of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith.

         13. Warrant Agent. The Company may, by written notice to each holder of a Warrant, appoint an agent having an office in Chicago, Illinois for the purpose of issuing Common Stock (or other securities) on the exercise of the Warrant pursuant to Section 1, exchanging the Warrant pursuant to Section 11, and replacing the Warrant pursuant to Section 12, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

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         14. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms thereof or otherwise.

         15. Limitations on Transfer/Restrictive Legends. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

                  (a) title to this Warrant may not be transferred except (a) with the prior written consent of the Company, which consent may be withheld in the discretion of the Company, (b) to a transferee who is a member of the immediate family of Brungard; provided further that any all such securities as are issued to the holder of this Warrant upon exercise hereof shall be stamped or otherwise imprinted with a legend in substantially the following form: THIS SECURITY WAS ORIGINALLY ISSUED ON ___________________ AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE TRANSFERRED OR SOLD WITHOUT REGISTRATION UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS; and

                  (b) until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         16. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         17. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in the accordance with and governed by the laws of the State of Nevada. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal.

         18. Expiration. The right to exercise this Warrant shall expire on the Expiration Date.

Dated:  As of July 15, 1995              HYSEQ, INC

                                         By:
                                            ------------------------------------
                                              Lewis S. Gruber
                                              President and Chief
                                                  Executive Officer

                                       9
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(Corporate Seal)

ATTEST:


Its:
    ----------------------------------------

                                       10
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                         [FORM OF ELECTION TO EXERCISE]


(To be executed upon exercise of Warrant on the Exercise Date)

         The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant and acquire ___________ Shares and herewith tenders payment for such Shares in the amount of $______________ (in cash, personal check if in an amount less than $1,000 or certified or official bank check) in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered in the name of ______________ whose address is _________________ and that such certificate be delivered to __________________ whose address is _______________________. Any cash payments to be paid in lieu of a fractional Share should be made to ______________________ whose address is _________________ and the check representing payment thereof should be delivered to _____________________________ whose address is
___________________________________.

         Dated:___________________________, 19_

         Name of holder of Warrant:
                                   ---------------------------------------------
                                                 (Please Print)

         Tax Identification or Social Security Number:
                                                      --------------------------

         Address:
                 ---------------------------------------------------------------

         Signature:
                      ----------------------------------------------------------

                      Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Shares or any Warrant representing Warrant (s) not exercised is to be register in a name other than that in which this Warrant is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a person other than the registered holder of this Warrant, the signature of the holder hereof must be guaranteed as provided in the Warrant Agreement.

         Signature Guaranteed:
                              --------------------------------------------------

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                              (FORM OF ASSIGNMENT)


         For value received _______________________________ hereby sells, assigns and transfers unto _______________________________________________ the within Warrant Certificate, together with all right, title and interest therein and does hereby irrevocably constitute and appoint
__________________________________, attorney, to transfer said Warrant
Certificate on the books of the within-named company, with full power of substitution in the premises.

Dated:_______________________, 19_



         Signature:
                      ----------------------------------------------------------

                      Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

         Signature Guaranteed:
                              --------------------------------------------------

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